Exhibit 99.1

LIFETIME BRANDS 3Q 2008 CONFERENCE CALL TRANSCRIPT – NOV. 6, 2008

Operator

Welcome to the Lifetime Brands Third Quarter Conference Call. At this time, all participants are in a listen-only mode. Following management’s prepared remarks, we’ll hold a question-and-answer session. (Operator Instructions). As a reminder, this conference call is being recorded today, November 6th, 2008.

I would now like to turn the conference over to Harriet Fried of LHA. Please go ahead, ma’am.

Harriet Fried - Lippert/Heilshorn & Assoc. - IR

Thank you, operator. Good morning, everyone and thank you for joining Lifetime Brands Third Quarter 2008 Conference Call. With us today from management are Jeff Siegel, Chairman, President and Chief Executive Officer; Larry Winoker, Senior Vice President and Chief Financial Officer; and Chris Kasper, Senior Vice President, Strategy & Corporate Development.

Before we begin, I’ll read the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995. The statements that are about to made in this conference call that are not historical facts are forward-looking statements and involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effects of economic conditions, the impact of competitive products and pricing, product development, commercialization, technological difficulties, capacity constraints or difficulties, the results of financing efforts, the effects of the Company’s accounting policies, and other details contained in its filings with the SEC. The Company undertakes no obligation to update these forward-looking statements.

With that short introduction, I’ll turn the call over to Mr. Siegel. Please go ahead, Jeff.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

I am pleased to report that Lifetime is “weathering the storm.”

While the global economic slowdown is likely to have profound and far-reaching effects on all businesses; clearly, retailers – and suppliers like Lifetime Brands - have been especially hard hit. As a result, this past quarter has been one of the most difficult that any of us has experienced.

Despite the overall gloom, Lifetime is doing OK. More important, we are well positioned to take advantage of this challenging environment by seizing opportunities to grow our market share across all our categories.

This morning we reported a loss or $674 thousand ($0.06 per share) for the quarter. You will have noticed that this reflects a $4.6 million restructuring charge related to the closing of our retail stores and related operations. Moreover, $4.3 million of the restructuring expense is non-cash. Pro-forma, without the restructuring charge and without the operating losses attributable to the stores, we would have been solidly profitable. In addition, our dinnerware business, the one wholesale division that has lost a considerable amount of money in 2008, is on a path to solid profitability in 2009.

Looking at the components of our business, wholesale was up slightly, due mainly to a $17 million sales contribution from Mikasa, which we acquired in June.

Mikasa has turned out to be every bit as outstanding as we had hoped, and we look forward to significantly broadening its product line and to strengthening its placement in key retail accounts. We are having great success with “Gourmet Basics by Mikasa,” a moderate priced “housewares” brand, as well as with the marquis “Mikasa” brand.

The performance of our other wholesale businesses was mixed.

Our wholesale “food prep” business was down about 9% compared to last years’ quarter. Kitchenware, the largest component of “food prep,” grew at a strong pace partially offsetting moderate declines in our other food prep categories.

Overall, sales in our “food prep” categories clearly were affected by a decline in sales to Linens ‘n Things and other retailers where we limited credit as well as by the reduction in sales to Canadian customers that now are serviced by our Canadian partner, which, under the terms our new alliance, purchases goods directly from our factories in Asia. We share in the profits through royalties and other payments that flow directly to our bottom line.

In 2008 most major retailers reduced their inventory levels throughout the year. This de-stocking phenomenon contributed to lower overall sales as compared to the prior year when retailers maintained higher inventory levels. It is our opinion that in 2009, retailers will continue to maintain the same low inventory levels as they have this year. Therefore we do not expect to see any further de-stocking. Neither do we foresee a reversal of this trend until later in the business cycle.

Excluding Mikasa, sales in our other wholesale tabletop businesses were down, largely due to softness in department stores, which disproportionately have been affected by the economic slowdown.

We are very pleased by the progress being made by our new dinnerware team, led by Glenn Simon, which has reinvigorated our dinnerware business.

We recently launched a new line of dinnerware, under the “Pfaltzgraff Everyday” name, which adds a new, more contemporary look and more moderate pricing to the well-established Pfaltzgraff brand. At the New York Table Top show last month, it received much attention and interest from a broad spectrum of retailers. Overall, our Pfaltzgraff brand has gained placement at key accounts for 2009. In addition, we also have secured a significant number of premium level private label dinnerware programs that either have just now begun to ship or will commence in 2009. In general, the Table Top show was better attended and surprisingly more upbeat then we expected it to be. Based on new programs and placement, we expect our Dinnerware, Glassware and Flatware businesses to flourish in 2009. In tabletop, our growth in 2009 will come mainly from gaining market share from weaker competitors.

A number of people have speculated that, going forward, Lifetime would be hurt by the loss of Linens ‘n Things and Mervyns. The combined sales to those two customers accounts for about 3% of our sales on an annual basis. Moreover, we expect that most, if not all, of what they have represented eventually will be absorbed by other retailers we do business with.

While commodity prices today are in a dramatic decline, most of the products we sold during the quarter were sourced earlier in the year, during a period when the prices of raw materials had risen sharply. As a result, our margins in the third quarter reflect these higher costs. In 2009 we look forward to benefiting from lower prices in two ways. We will be able to reduce the selling prices of many items which should stimulate sales, and we expect to be able to improve our margins in many categories.

In our last conference call, I said that we would evaluate our strategic options with respect to our retail stores. In September, we announced that we would close the remaining Pfaltzgraff and Farberware outlet stores. We have begun “Going Out of Business” sales at these locations, which will be completed by year-end, and we also will close our York Pennsylvania distribution center. Closing the York Distribution center will benefit both our wholesale Tableware business and our Internet and Catalog-based business as distribution will be moved to our lower cost distribution centers.

Let me talk for a moment about just a few of our most important initiatives for 2009, which, as always, focus on innovation.

•

Our launch of a line of durable, environmentally friendly kitchenware and cutting board products, which we call EcoLife, is moving forward smoothly. The materials contain significantly less petroleum than ordinary products and reflect consumers’ interest in “going green,” but are just as durable. We will be shipping this line to at least two of our biggest customers in 2009.

•

Our introduction of a broad line of food prep products under the Vasconia brand, which is targeted to the under-served but fast-growing market of Hispanic consumers in this country, also is going well. Again we expect to begin shipping to a major customer, and several smaller customers in the first quarter of 2009.

•	In the spring we will launch another upscale private label kitchenware line at a major retail chain.
•

Throughout 2009 we will be introducing many new Pedrini branded Sku’s to take advantage of the retail success of this brand in 2008. This brand which combines great Italian design with low cost sourcing has proven to be much stronger then we anticipated.

•

Our new line of large stainless steel trashcans, which offer a great brand, exclusive design features, sleek styling and competitive pricing, is also getting an excellent reception, and a continuing increase in placement.

We expect each of these initiatives to bear fruit in 2009.

In many categories we have seen that consumers are trading down. We are a company with key brands at just about every price point and very strong design and sourcing capabilities at every level. We are unique in our field in that we offer the consumer great value under many great brands. Based on negotiations we have recently concluded with several retailers this seems to be particularly good for our cutlery division where we will be gaining market share from competitors with much higher price points.

A similar situation exists in our tabletop division where we offer services for four in dinnerware sets at retail price points from $19.99 to $599. In this case the upper price points are holding well in Bridal which is over 50% of the sales of better dinnerware and our ability to offer quality products at lower price points with great brands is helping us gain market share.

Finally, let me give you an update on some important operational matters. First, our inventory reduction initiative continues to yield results. Compared to September 30, 2007, inventories are down approximately $30 million, or 17%, on an acquisition-adjusted basis. This effort will continue in 2009, and we have identified the specific areas where we can continue to reduce inventories.

Second, we are scrutinizing underperforming and non-core business units. The keys for us are to understand where problems exist, to fix them and, at the same time, to capitalize on opportunities to improve our sales, to increase our margins and to reduce our SG&A. It is our intent that, in 2009, we will have every part of our business profitable and growing. I fully believe we are on track to do just that.

Third, we are cutting costs, including reducing headcount in non-core areas.

Before I turn the call over to Larry and Chris to provide more details on our 3Q numbers and prospects for next year, I would like to take a moment to welcome Lifetime’s new director, Jack Koegel. Jack has had a long and distinguished career at a number of major retailers, and currently is an advisor to Prentice Capital Management, a New York-based private equity firm.

Larry?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

Thanks Jeff. Net sales for the third quarter of 2008 were $140.6 million, a decrease of approximately 2% from the 2007 period. Net loss was $674,000 or 6 cents per diluted share for 2008 compared to net income of $6.8 million or 47 cents per diluted share in the 2007 period.

In our wholesale segment net sales were $124.3 million for the third quarter of 2008, an increase of $1.1 million from the 2007 period. The 2008 period includes $17.0 million of net sales for Mikasa. The inclusion of Mikasa and continued strength in our kitchenware division was offset by lower volume in our other business categories. As Jeff noted, sales volume has been adversely affected by the economic slowdown and lower retail inventory levels. Also as noted, reported sales are lower in the 2008 period as Canadian customers are now served through our alliance with Accent Fairchild Group. In our direct to consumer segment, net sales were $16.4 million for the 2008 quarter versus $20.3 million in the 2007 period. On a comparable store basis, due to the closing of the 30 outlet stores earlier this year, 2008 period sales were down by approximately 5.0%.

On a consolidated basis, cost of sales for the third quarter of 2008 was 61.2% of net sales compared to 58.9% in 2007. Our wholesale segment’s cost of sales was 64.1% of net sales in 2008 quarter compared to 62.4% in 2007. The reduction of overall gross margin, was due primarily to our continued effort to reduce inventory levels, as well as higher customer sales allowances. In the direct to consumer segment, cost of sales as a percentage of net sales was 39% in 2008 compared to 37.9% in 2007. The increase as a percent of sales primarily resulted from higher freight costs in 2008.

Distribution expenses were 10% of net sales in the 2008 period compared to 9.1% in 2007. In the wholesale segment distribution expenses were 9% of net sales in 2008. The 2008 period includes transitional service expenses related to the Mikasa business and duplicative expenses related to the west coast consolidation completed in July. Excluding the effects of the transitional services and duplicative expenses, our wholesale distribution expenses would have been 7.9% in 2008 vs 7.8% in 2007. This increased percentage resulted from lower volume shipped from our facilities offset by improved labor efficiency. For the direct to consumer segment, distribution expenses were 17.7% of net sales in the 2008 period, compared to 16.7% in 2007. The increased percentage is due to a greater proportion of sales from our internet/catalog business which structurally has higher distribution expenses as compared to our outlet stores. This increase was partially offset by lower inventory levels and improved labor efficiency.

Selling, general, and administrative expenses for the 2008 quarter were $32.5 million, an increase of 1.2% over 2007. Excluding unallocated corporate expenses, SG&A was $29.8 million in 2008 and $29.3 million in 2007. Transitional services of $1.3 million and higher employee and selling expenses related to Mikasa were offset, in part, by a lower expense base to operate fewer outlet stores.

During the third quarter 2008 we recorded restructuring expenses of $4.6 million related to the restructuring initiative, consisting principally of non-cash fixed assets impairment charge of $4.3 million. As part of this restructuring initiative, the Company will close all of its remaining outlet stores and its York PA distribution center. We currently expect to incur $15.0 million of additional expenses related to this initiative. Total restructuring expenses recorded during 2008 was approximately $7.6 million including the restructuring expenses incurred during the 1st quarter of 2008 related to the earlier 30 store closure plan.

Income from operations, excluding the restructuring expenses, was $8.0 million in the 2008 period compared to $13.8 million in 2007. In our wholesale segment, income from operations was $12.1 million in 2008 compared to $17.7 million in 2007. In our direct to consumer segment, loss from operations was $1.5 million, excluding restructuring expenses, versus $1.1 million in 2007.

Interest expense for the 2008 quarter was $2.3 million versus $2.6 million in 2007. The decrease was attributable to lower average interest rates during the 2008 period partially offset by higher average borrowings.

Our income tax rate for the 2008 quarter differs from our expected annual effective rate because we do not expect to realize a tax benefit for restructuring expenses in certain state jurisdictions.

Turning to the balance sheet, our ongoing inventory right-sizing effort, including the benefit of closing our outlet stores operations which requires an investment in inventory and historically generated negative operating cash flows, bode well for our capital requirements. At quarter end, inventory, excluding acquisitions made during the past 12 months, has declined by approximately $30 million vs. September 2007. In September 2008 we amended our bank credit facility, which increased our borrowing availability at September 30th and revised financial maintenance and certain other covenants. At September 30, 2008, availability under the credit facility was $31.9 million. Capital spending through the nine months of 2008 was $6.9 million and we currently expect it to be approximately $9 million for the full year. Preliminarily, for 2009 we expect capital spending to be less than the $9 million which also compares very favorably to the $19 million incurred in 2007.

Now I’ll turn the call over to Chris.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

My remarks today will focus on two areas. First, our DTC restructuring and, second, an overview of some of the major initiatives we’ve undertaken in the last four quarters that should provide some useful information as you think about Lifetime’s prospects for 2009.

First, as Jeff discussed, we’re in the process of restructuring our DTC division, including closing the remaining 53 outlet stores by year-end. We hired the same firm to manage and operate the inventory clearance sales – a joint venture between Gordon Brothers Retail Partners and Hilco Merchant Resources – that we retained for the closing of the first set of outlet stores earlier this year. We also have retained RCS Real Estate Advisors, which was successful in assisting us with our lease mitigation negotiations earlier this year. We’re very pleased with the results to date. The sales volumes in the stores are currently more than double those of last year, and the margins have remained strong. Altogether, we expect to sell more than $20 million of inventory, including inventory that is located in the stores, backup store inventory located in the York, Pennsylvania warehouse, and some additional excess wholesale inventory. We still expect that the cash proceeds from the inventory clearance sales will exceed the cash charges incurred in the store closings.

Now, turning to Lifetime’s future prospects. I’d like to discuss the reasons we expect the company’s profitability in 2009 to increase significantly, even assuming the economy remains weak and we see no improvement in the overall level of retail sales nationwide. The first reason for that is simply the impact of the DTC restructuring. In the last four quarters, DTC lost approximately $8 million, not including the $9.5 million in restructuring expense. After we close the stores in December of this year, exit the York DC prior to the lease expiration on July 31, 2009 and restructure the remaining web/catalog business, we’ll be left with a small – approximately $20MM – web and catalog business that we expect to make a positive contribution to earnings in 2009. While most of the benefit of the closing of the York distribution center will be captured in the elimination of the DTC losses, some additional benefit will accrue to the wholesale dinnerware business that will now be distributed from the existing Fontana, California facility. On a pro forma basis, these changes will account for an improvement in pre-tax operating profits of more than $8 million.

Mikasa is another reason we’re optimistic about our prospects for 2009. As Jeff said, this was a fabulous addition to Lifetime. It’s a highly sought after brand with a robust top line, excellent margins and has the potential to add significant international business that, up until now, has been underdeveloped. But let’s set those growth opportunities aside and focus just on cost savings. When we acquired the business, our strategic objective was to not assume long-term liabilities for its existing distribution center or any other corporate overhead. Practically, this required months of services to be provided by the seller. Since we purchased the business in June, we’ve paid the seller $5.4MM for these services. Almost all the transitional services have ended as we’ve successfully migrated the business onto our SAP system, and we expect to stop distributing from its Charleston, SC warehouse before the end of the year. In 2009, these changes should save approximately $2 million.

Our Southern California warehouse consolidation will be another significant contributor to improved results. Beginning in December 2007 and extending into the third quarter of 2008, we had duplicate distribution centers in Southern California as we opened the new Fontana facility and transitioned product from two other DCs. We exited the first facility in April and the second in July. The duplicative expenses we incurred in the last four quarters totaled $2.8 million.

Fourth, as Jeff mentioned earlier, we have a comprehensive program underway to save costs and operate more efficiently. The steps we’re taking run the gamut, from small things like reducing our use of paper to much larger steps like eliminating consultants and bringing certain administrative functions in-house. We’ve also cut headcount in certain non-core functions. In the last six months, excluding DTC and Mikasa, we’ve eliminated 24 positions. The combined pro forma annual savings are approximately $2.2 million.

To sum up, in today’s uncertain economic environment, there’s much we can’t control, but we’re working hard on the things we can. All the changes I just mentioned add up to $15 million in pre-tax income or approximately $0.72 per fully diluted share. Not all of this will be realized in 2009; however, much of it will. Yes, there will be things that go in the other direction and the retail environment is projected to remain uncertain, but there’s a growing sense of enthusiasm within the company that we’re getting ready for a strong 2009.

Operator, we’re now ready to take questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Your first question is from Alvin Concepcion with Citi.

Alvin Concepcion - Citigroup Global Markets - Analyst

Good morning. I just wanted to get sense for sales trends. Have they changed significantly from -- you know in October versus the third quarter?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Not really. As you know, they were weak in the third quarter. They haven’t improved greatly. But they certainly haven’t gotten worse.

Alvin Concepcion - Citigroup Global Markets - Analyst

Good. And then, trying to get a sense -- how far out do you buy commodities? I guess I’m trying to figure out when we should see the lower commodity costs become apparent for you.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We don’t ourselves by the commodities. We work with the suppliers to do it and we firm it through our suppliers. There’s usually about a six month lag from when prices come down, but it varies, it varies greatly. In some areas it could be a three month lag, but on average, I would say five or six months before we see the benefit of the lower prices. And prices started coming down about six weeks ago. And as you probably know, there were dramatic reductions in most of the plastics that we buy and the steels that we buy.

Alvin Concepcion - Citigroup Global Markets - Analyst

Okay, great. And then, you mentioned there were some retailers that had some troubles and were liquidating inventory. What percent of your overall sales were impacted by those retailers?

Larry Winoker- Lifetime Brands, Inc. - SVP, CFO

We’ve referred to Linens and Mervyns and we’ve said historically they’re --

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Historically, Linens and Mervyns are 3% but it varies by quarter so, on an annual basis, they’re about 3% of our business.

Alvin Concepcion - Citigroup Global Markets - Analyst

Okay. Were there any other additionals to that or was that just the --

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes, there are some retailers that we’ve been careful with. We won’t discuss them but there are some.

Alvin Concepcion - Citigroup Global Markets - Analyst

Okay. And then, looking to 2009, you went through some innovations. Where do you see the most opportunity from those innovations in your business right now?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

There are a number -- with us there’s no one single item that really drives our business so it’s really lines of business. The biggest improvement to expect in 2009 will come in the dinnerware division. That’s a division that lost a considerable amount of money this year. The management was changed at the beginning of the year. They’re making phenomenal progress. They’re winning the battles for 2009. And that’s the division that will see the most dramatic swing.

We’ll also -- we expect to see very nice growth in just about every other division we have across the board. And we’ve taken steps to ensure that we have that growth. And most of the growth -- probably almost all of it is going to come at the expense of competitors. It’s a market share game today. So we’re gaining market share and we’re in the right position to do that.

Alvin Concepcion - Citigroup Global Markets - Analyst

Thank you very much.

Operator

Your next question is from Bill Chappell with SunTrust. Mr. Chappell, your line is open. You may proceed with your question. Mr. Chappell, if you’re on a speaker phone please un-mute your line.

There was no response from Mr. Chappell’s line. Your next question is from Gary Giblen with Goldsmith & Harris.

Gary Giblen - Goldsmith & Harris - Analyst

Good morning, everybody.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Good morning, Gary.

Gary Giblen - Goldsmith & Harris - Analyst

What was the wholesale organic growth? You know, the numbers look like minus 13% ex-Mikasa, but then you have the effect of the Canadian business model change and the Boscovs and Mervyns of the world. But if you remove those aspects, what was the wholesale organic growth?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

Well, as you know, Mikasa is $17 million. The Canadian business for the quarter is probably $2.5 million to $3 million, that’s (inaudible) of those directly. And Linens represents 3% of our business overall, where on an annual basis I would just divide, that a little more than 25% would be attributable to the third quarter that we would have lost. So I haven’t done the calculation, but if you put in those factors you can easily calculate the organic.

Gary Giblen - Goldsmith & Harris - Analyst

Okay.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

And I think we’ve made it clear where it was. You know, I think we made it pretty clear.

Gary Giblen - Goldsmith & Harris - Analyst

Yes, okay. So $2.5 million to $3 million was sales that weren’t there in Canada just because of the layers -- the distributor relationship?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Correct.

Gary Giblen - Goldsmith & Harris - Analyst

Okay. Got it. And then Linens is 3% in itself or I mean what about the other troubled retailers?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We’d rather not talk about the others. But figure Linens at 3% and the others we really don’t want to discuss.

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

I mean we’re watching them. We are selling. We’re just being prudent and careful about credit. But we haven’t -- it hasn’t really impacted our sales. Just Linens, of course, and Mervyns, which is quite small.

Gary Giblen - Goldsmith & Harris - Analyst

Yes. And then just factually, did you have an interruption in shipments to Boscovs? I mean now they’re -- they’re still operating with fewer stores, but did that cause a disruption?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We really don’t want to discuss each one of them. As you probably know from the recent announcement, they’re probably going to be bought by the Boscov family, which is a very good thing as far as we’re concerned because they’ll continue as a customer and they were a very good customer at one time. But you know --

Gary Giblen - Goldsmith & Harris - Analyst

Okay.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We really don’t want to comment on any one of the retailers.

Gary Giblen - Goldsmith & Harris - Analyst

Okay. Fair enough. Then it was mentioned in the comments that one of the contributors to gross margins, I think less than last year, was higher sales allowances, so is that something that continues to be? Is that something where the retailers are pressing even more for higher sales allowances? And is it because of slow moving products due to the economy or it is just retailers are hard pressed?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We did, as Chris said, we moved quite a bit of slow moving product through this going out of business sale. It’s not only product that was destined for our outlets; we took the opportunity to move other products into the going out of business sale. The intent is for us to come out of 2008 with an absolutely clean inventory and the going out of business sale gave us an extra opportunity to mark down some goods and get rid of it.

Gary Giblen - Goldsmith & Harris - Analyst

Okay. So the higher sales allowances pertain to the excess inventory more than just department stores trying to pick your pockets as they --?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We haven’t found that the stores are picking our pockets. That has not happened. I think they’re going along as normal. The only retailer that was really abusive in the past was Linens & Things and they’re no longer with us, so there should be an improvement there.

Gary Giblen - Goldsmith & Harris - Analyst

Okay. That’s good news. And then, just finally is the tenor of business in Canada affected by the global economy and the decline in raw materials pricing and everything? Or is that kind of washed out by other general factors there?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes, it is. You know they have some added impact with the exchange rate, which was horrible about a month ago. It is getting better now. But in general, the business there is not bad.

Gary Giblen - Goldsmith & Harris - Analyst

Okay, good. Thanks and good luck in the fourth quarter.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Thank you.

Operator

Your next question is from Neal Goldman with Goldman Capital. Mr. Goldman, your line is open, please proceed with your question.

Neal Goldman - Goldman Capital Management - Analyst

What is the additional inventory reduction you’re looking at?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

For 2009?

Neal Goldman - Goldman Capital Management - Analyst

Yes, 2009.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

You know, I would say we can probably take up to another 10% out of our inventory. Two years ago as you know we set a goal. We’re heading towards the goal. I think we probably will achieve the goal by the end of 2009 -- to get it exactly where we want to be.

It’s been a fairly slow process only because we -- if you do it too radically you just don’t deliver to the customer and we’ve been reducing our inventories in a way that we still are able to fulfill at the high 90% level. And we’re going to continue to do that. But we have identified a few areas where we could really improve that and take out probably up to another 10% of inventory. And as you know, we haven’t made it very clear unfortunately, but remember there is going to be a significant reduction in inventory because we don’t have the outlet operation also.

Neal Goldman - Goldman Capital Management - Analyst

Right. Right.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

Just to clarify, Neal, Jeff’s comments on those additional inventory reductions are in the wholesale business. The $20 million of inventory that we talked about moving through the going out of business sales between now and the end of the year will be in addition to that. So when you look at the total net change between now and where we expect to be at the end of the year, it’s a very substantial sum.

Neal Goldman - Goldman Capital Management - Analyst

Okay. What was the size of the loss you’re projecting this year in the dinnerware -- or the tabletop dinnerware?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We haven’t put that out, Neal, and we’d rather not do that at this time.

Neal Goldman - Goldman Capital Management - Analyst

But I mean, is that part of the $17 million that you talked about?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

It is a considerable loss but we don’t want to put a number on it at this point.

Neal Goldman - Goldman Capital Management - Analyst

But is that included in that $17 million swing?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

What do you mean?

Neal Goldman - Goldman Capital Management - Analyst

Well you talked earlier --

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

Are you referring to the Mikasa $17 million in sales?

Neal Goldman - Goldman Capital Management - Analyst

No, you talked about -- I’m sorry, $15 million.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

Oh, $15 million. The only thing included in that $15 million relates to the dinnerware business – and not Mikasa – specifically relates to the distribution expense that will no longer be borne by that division as we transition it from the York DC to the Fontana facility and that is a very small percentage of that overall $15 million.

Neal Goldman - Goldman Capital Management - Analyst

Okay.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

It’d be less than a $1 million. Let me put it that way.

Neal Goldman - Goldman Capital Management - Analyst

Since you made the comment, Jeff, that you are now starting to get major placements on the dinnerware with both Pfaltzgraff and incremental on Mikasa, you expect that division overall to be profitable next year, right?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes. Absolutely.

Neal Goldman - Goldman Capital Management - Analyst

And if I remember, you know in the second quarter, I think you said it was almost equal to the retail loss or something? Or was that last year?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

You’re right.

Neal Goldman - Goldman Capital Management - Analyst

So there’s another incremental $8 million potential swing if you turn that just to break even next year?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes, but don’t double dip, because as Chris said part of it is for distribution.

Neal Goldman - Goldman Capital Management - Analyst

Okay.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

There’s a small part, but its part of it.

Neal Goldman - Goldman Capital Management - Analyst

So let’s say its $7 million or $6 million?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

The potential is there.

Neal Goldman - Goldman Capital Management - Analyst

So basically what you’re saying is assuming you just break even on it, not be profitable, you might be talking like $21 million or a $1.00 a share swing in next year’s earnings? Just from those swings, forget anything else.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Sounds reasonable.

Neal Goldman - Goldman Capital Management - Analyst

Okay. Thanks, guys. Good luck.

Operator

Your next question is from Robert Nicholson with Pine Cobble Capital.

Robert Nicholson - Pine Cobble Capital - Analyst

The December quarter -- could you walk me through where you stand relative to the revised bank covenants which were negotiated in September because we’re just having a hard time figuring out what trailing 12 months adjusted EBITDA was and how much room you guys have under the new agreement?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

We don’t specifically give out that information, as I noted. We have the borrowing of $31.9 million is now driven off of a borrowing base rather than a leverage test which we had before the amendment.

Robert Nicholson - Pine Cobble Capital - Analyst

Yes. But is there -- but there’s still a trailing 12 month EBITDA minimum and a leverage ratio covenant, correct?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

There’s a trailing 12 month EBITDA covenant of $27 million, but currently there is no leverage test.

Robert Nicholson - Pine Cobble Capital - Analyst

Okay. And how do you get to -- are you guys above $27 million as of this quarter?

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

Yes, I think it’s important to point out that when we talk about EBITDA it’s not the strict definition of EBITDA in that the bank allows us to add back certain other elements. For example, the non-cash charges associated with stock option expense are added back for the purposes of bank EBITDA, which is a very material number.

Robert Nicholson - Pine Cobble Capital - Analyst

Okay. And I assume that you break that out when you file your Q?

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

We don’t report the bank EBITDA.

Robert Nicholson - Pine Cobble Capital - Analyst

Okay. Okay, and how about the -- I think non-cash comp is easy enough. Do you have depreciation and amortization number for this quarter?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

Depreciation and amortization runs a little over $10 million a year, so if you just divide that.

Robert Nicholson - Pine Cobble Capital - Analyst

Okay, great. Thank you.

Operator

Your next question is from Bill Chappell of SunTrust.

William Chappell - SunTrust Robinson Humphrey - Analyst

Can you hear me now?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes.

William Chappell - SunTrust Robinson Humphrey - Analyst

I had some technical difficulties so I was off the call for a few seconds so I apologize if these were already asked. But did you talk about Vasconia and Eco? I was under the impression both of those were going to ship and have an impact on the September quarter in this year, but it sounds like a lot of it has been postponed to 2009?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes. In this retail environment, a lot of the retailers postponed rollouts of new things and this has been -- both of those have been postponed, but they have both been confirmed for next year, early next year.

William Chappell - SunTrust Robinson Humphrey - Analyst

Does that mean you’ll be shipping them in the first quarter next year?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

We will be shipping them in the first quarter next year.

William Chappell - SunTrust Robinson Humphrey - Analyst

Got it. And then in terms of the costs and decreases coming, how should we look at that in 2009? Is that you’ll see a benefit from lower costs or it’s a pass through so you can lower your prices and get better volume?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

It’ll be both. We’ll use part of it to stimulate sales. With a retailer you roll down the prices or reduce the prices. It certainly does stimulate sales due to reduced retail prices. But part of it will be used for that and part of it will be used to improve our margins, wherever it’s appropriate.

William Chappell - SunTrust Robinson Humphrey - Analyst

Okay. And any idea year to date what pricing has -- I mean what the benefit has been for sales?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

What -- excuse me?

William Chappell - SunTrust Robinson Humphrey - Analyst

I mean, like if volume was down 5% and pricing was up 5% -- or anything like that on year-to-date sales?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

It really -- very little in price increases. But most of what we’ve done to maintain margins or keep margins close to where they were last year has been by redesigning products. You know, doing things in a way that is beneficial. There’s been some price increases, but they’re very limited.

William Chappell - SunTrust Robinson Humphrey - Analyst

Now, just actually going back to Eco, I think previously with corn and other agricultural prices higher, it looked like Eco cost of goods sold were going to be in line with just your traditional products. Is that still the case or will they actually be a lower-cost product?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

About the same. The price of petroleum has come down also so if the price of polypropylene is down, the price of a comparable corn base is also down, so it’s comparable.

William Chappell - SunTrust Robinson Humphrey - Analyst

Got it. And just one last thing on the DTC business. Can you remind us how much that lost in 2007 and have you already had some benefit from the shutdown this year or is it pretty similar in ‘08 versus ‘07?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

We reported last year, excluding the restructuring, that we did last year, we’ve got an $8 million loss that we reported. And this year to date, hold on one second, was approximately $5 million.

William Chappell - SunTrust Robinson Humphrey - Analyst

So even though you had shut down some stores last year and I guess tweaked the business, it really didn’t have too much impact on the operating income?

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

That’s correct.

William Chappell - SunTrust Robinson Humphrey - Analyst

Okay. All right. Thanks so much.

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

I’m sorry. I think I just -- I’m sorry that $4.8 million is not accurate, it’s actually closer to $10 million, sorry. I was looking at the consolidated number.

William Chappell - SunTrust Robinson Humphrey - Analyst

I’m sorry, you’ve lost me.

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

It’s closer -- it’s closer to $10 million for the nine months this year.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

But Bill, your point is valid, which is that year to date improvements over the prior year -- there was no substantial improvement in that business.

William Chappell - SunTrust Robinson Humphrey - Analyst

Okay, so now I’m actually confused. So, you’ve lost $10 million year to date, yet you’re only expecting kind of an $8 million benefit going into next year?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

Remember, typically in the fourth quarter, we would have some profit in DTC.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

Bill, my number of saying that we had lost $8 million was a trailing twelve number, including the fourth quarter of 2007, prior to restructuring expense.

William Chappell - SunTrust Robinson Humphrey - Analyst

Okay.

Operator

Your next question is from Gary Giblen with Goldsmith & Harris.

Gary Giblen - Goldsmith & Harris - Analyst

Hi. To follow up on Neal’s line of questioning, what have you assumed in your approximate outlook for the growth of -- or the dollars, I guess, for Vasconia and Eco next year?

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

I think at this point, Gary, we’re not giving guidance about 2009. I think we can talk about placement and talk about where we’re heading directionally, but I don’t know that we want to get into specific numbers for specific product lines at this point in time. I think we’re going to come back to that at the end of this year and give more direction to folks about what we expect for 2009.

Gary Giblen - Goldsmith & Harris - Analyst

Okay, I understand. Qualitatively though, are you expecting Vasconia and Eco -- are you optimistic about the obvious vast opportunity there as you were before, given the crummy retail environment?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes. You know certain -- in that case in particular, certain parts of the business really are not affected by the environment. As I’ve said earlier, the kitchenware business is substantially up over last year and we expect that to continue very much into next year. And the Vasconia products and the EcoLife products are predominantly kitchenware products. Consumers are buying things that they need. If they need a can opener, they buy a can opener. If they need a peeler, they buy a peeler. They’re putting off discretionary purchases but not putting off things that they need.

Gary Giblen - Goldsmith & Harris - Analyst

Right, okay. And then a question -- is your outlook -- intermediate term outlook on the sterling silver initiative as optimistic as it was given the pressures at the higher end of the economy?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Yes. I think you know that the stuff is impacted because it is a discretionary purchase. The part of that business that is bridal is doing fine. The part that’s discretionary is suffering. That’s a very small business for us, Gary. Keep that in mind. I don’t want to go into numbers, but the sterling business is a small business.

Gary Giblen - Goldsmith & Harris - Analyst

No, I know. Small, but sort of an inviting thing. Okay, that does it for me. Thank you.

Operator

Your next question is from Rick Fetterman with Fetterman Investment.

Rick Fetterman - Fetterman Investment - Analyst

Good morning. Is it fair to say that the end of this -- at the end of this year that substantially all, if not all, of the charges will have been taken and you’ll be going into ‘09 pretty much starting from scratch in terms of the balance sheet and any one-time charges, based on what you know today?

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

Are you referring to the closing of the stores?

Rick Fetterman - Fetterman Investment - Analyst

Closing the stores, distribution center, consolidation of distribution centers.

Laurence Winoker - Lifetime Brands, Inc. - SVP, Treasurer, CFO

It’s planned -- yes, that it would all be in place and reflected in the 2008 numbers. Nothing -- it’s not planned to be in 2009.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

Rick, that’s why, in fact, we’re closing all the outlet stores by December 31st so that we can accrue all those restructuring expenses in 2008. You know our goal here is to go into 2009 very clean, both on the balance sheet and the P&L.

Rick Fetterman - Fetterman Investment - Analyst

With that in mind, and given the changes and refinements that you mentioned earlier in the call that would result in significant savings, is it fair to say that you should be showing a net profit next year if revenues were the same next year as they are apparently going to be this year?

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Absolutely.

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

Absolutely. I mean substantial profitability. If revenues remain the same next year and you just look at the impact of all the things that we’ve discussed on this call, in terms of cost reductions alone, the profitability of the company will be dramatically higher next year.

Rick Fetterman - Fetterman Investment - Analyst

Alright. Do you have a handle or would you be willing to share a number that the revenues have to be “x” in order for the company to be profitable?

Christian Kasper - Lifetime Brands, Inc. - SVP, Strategy & Corporate Development

I’m not ready to share that number right now, frankly. Suffice it to say that with the cost reductions that we’ve articulated, we have significant room and significant profitability, so the number that we would give in answer to that question would be below a level that I think we could even conceive of for next year.

Rick Fetterman - Fetterman Investment - Analyst

All right. Thank you very much. Good luck.

Operator

(Operator Instructions)

There are no further questions at this time. Please proceed with your presentation or any closing remarks.

Jeffrey Siegel - Lifetime Brands, Inc. - President, CEO

Well I’d like to thank everyone for joining us on this call and I look forward to talking to you again at the end of the year. Thank you.

Operator

Ladies and gentlemen, that concludes your conference call for today. We thank you for your participation and ask that you please disconnect your line.